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Consent of Independent Public Accountants


We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-84251) of Steelcase Inc. of our report dated
May 30, 2002, appearing in this Annual Report on Form 11-K of the Steelcase Inc. 401(k) Retirement Plan for the year ended February 28, 2002.



/s/ BDO SEIDMAN, LLP

Grand Rapids, Michigan
August 19, 2002